EXHIBIT 16.1
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                                              RADIN, GLASS & CO., LLP
                                              ----------------------------

                                              Certified Public Accountants

                                              360 Lexington Avenue
rg (logo)                                     New York, NY 10017
                                              www.radinglass.com
                                              212.557.7505 Ext. 324
                                              Fax: 212.557.7591




March 24, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated March 18, 2005 of CDKNET.COM, Inc. and are in agreement with the statements contained in the first, second, third and fifth paragraphs therein. We have no basis to agree or disagree with other statements of the Registrant contained therein.



                                              /s/ Radin, Glass & Co., LLP
                                              Certified Public Accountants